LOAN AGREEMENT

This loan agreement (hereinafter simply referred to as the “Agreement”) is entered on April 4, 2011, by and between

MINERAL – PARCEIROS EM MINERAÇÃO LTDA., a limited-liability company headquartered at Rua do Rocio, nº 423, 5º andar, conjunto 507, Vila Olímpia, in the city and State of São Paulo, CEP 04.552-000, enrolled with National Roll of Legal Entity of Ministry of Finance (hereinafter simply referred to as “CNPJ/MF”) under no. 12.506.224/0001-59, herein represented by MICHAEL CAMPBELL, hereinafter simply referred to as “Creditor”; and

REGINALDO LUIZ DE ALMEIDA FERREIRA – ME, a sole proprietorship company located at Bom Jardim farm, Rodovia BR-070. Km 20, in the city of Nossa Senhora do Livramento, State of Mato Grosso, enrolled with CNPJ/MF under no. 08.838.089/0001-71; herein represented by REGINALDO LUIZ DE ALMEIDA FERREIRA, hereinafter jointly referred to as “Borrower”;

Creditor and Borrower are each individually referred to as a “Party” and jointly as the “Parties”.

Now, therefore, considering the mutual obligations herein contained and intending to be legally bound, the Parties agree with the following:

1.	The Definitions

a)	BUSINESS DAY means any day when the Banks in Rio de Janeiro (Brazil) are open for the operations provided for herein.

b)	DATE OF THE BEGINNIG OF INTERESTS PAYMENT means the first date of the production of any ore in MINERAL PROPERTIES or 90 (ninety) days after the DISBURSEMENT DATE, which first occurs.

c)	MATURITY DATE shall have the meaning attributed to it in Section 4.1.

d)	DISBURSEMENT DATE shall have the meaning attributed to it in Section 2.3.

e)	REAIS means the currency circulating at any time in Brazil.

f)
LOAN is the principal amount obtained from the installments sum as provided for in Sections 2.1, 2.3 and 2.4 and effectively made available by CREDITOR to BORROWER in this Agreement, in addition to interest, as set forth under paragraph 3.

g)
ORE PROPERTIES means the ore mining areas owned by BORROWER located at Fazenda Bom Jardim, Rodovia BR-070. Km 20, in the city of Nossa Senhora do Livramento, State of Mato Grosso, registered at DNPM under no. 866.592/2007, 866.597/2007, 866.600/2007 and 866.601/2007

h)	PRODUCTION NET INCOME is the income from the ore production in MINERAL PROPERTIES after the costs, expenses and taxes assessed and payable on the total of ore production are calculated and deducted.

2.	Loan

2.1.
CREDITOR undertakes to comply with certain conditions, loan the equivalent in Reais [T.N. Brazilian currency Real, pl. Reais] to US$ 8,631,176.00 (eight million six hundred thirty-one thousand one hundred seventy-six US dollars) to BORROWER.  The money shall be used expressly as follows:

a)	The equivalent in reais to US$ 352,941.00 (three hundred fifty-two thousand nine hundred forty-one US dollars) to the construction costs associated for the construction of a new processing plant.

b)
Equivalent in reais to US$ 778,235.00 (seven hundred seventy-eight thousand two hundred thirty-five US dollars) for working capital during the two-month period BORROWER’s plant will be non-operational to build and install new equipment.

c)	The equivalent in reais to US$ 7,500,000.00 (seven million and five hundred thousand US dollars) for BORROWER’s benefit.

2.2.	The loan shall be available to BORROWER as provided for in Sections 2.3 and 2.4 which efficacy shall depend on the effective transfer of funds from CREDITOR to BORROWER.

2.3
For the purposes under this Agreement, CREDITOR shall make available to BORROWER, the first LOAN installment equivalent in Reais to US$ 4,131,176.00 (four million one hundred thirty-one thousand one hundred seventy-six US dollars) in only one disbursement to be made within thirty (30) days from this date (hereinafter simply referred to as "DISBURSEMENT DATE").

2.4
The terms and conditions in this Agreement being timely fulfilled by BORROWER, upon CREDITOR’s sole and exclusive discretion, on each disbursement date, CREDITOR undertakes to make available the second installment of the LOAN in an amount equivalent in Reais to US$ 4,500,000.00 (four million five hundred thousand US dollars) by means of two disbursements to be made as follows:  (i) the first disbursement equivalent in Reais to US$ 2,500,000.00 (two million five hundred thousand US dollars) to be made within six (6) months from this date; and (ii) the second disbursement equivalent in Reais to US$ 2,000,000.00 (two million US dollars) to be made within twelve (12) months from this date.

2.4.1.
In any default of BORROWER on any provisions and conditions herein, CREDITOR is released from the disbursements related to LOAN installments, as referred to in Section 2.4 and no compensation, penalty or payment is payable to BORROWER. Moreover, BORROWER is subject to the consequences set forth herein in respect to the breach of the obligations.

2.4.2.
If CREDITOR fails to make any disbursement described in Section 2.4, it shall be subject to the payment of  a twenty percent (20%) fine on the disbursement amount, notwithstanding the anticipated termination of the Agreement, which being requested by BORROWER shall occur according to the provisions in Section 7.2.

3.	Interests

3.1.
BORROWER shall pay a monthly twenty percent (20%) interest on the PRODUCTION NET INCOME obtained from ORE PROPERTIES to CREDITOR regarding the LOAN from the DATE OF THE BEGINNING OF INTERESTS PAYMENT up to the MATURITY DATE.

3.2.	The interest shall be paid up to the fifth BUSINESS DAY of each month by BORROWER, in REAIS or gold, irrespective of any collection from CREDITOR.

3.2.1.
In any interest payment in gold, the  amount to be delivered by BORROWER to CREDITOR shall be determined based on the ore (gold) closing price on the day prior to the payment of the standard index internationally accepted for the definition of the daily price of the ore (gold).

3.2.2.
The interest payments in gold should be made on the delivery of the ore by BORROWER to CREDITOR, to be made available by BORROWER to CREDITOR at BORROWER’s place of business to be confirmed by BORROWER to CREDITOR.  The ore shall be deemed delivered upon evidence of the receipt to be issued by CREDITOR to BORROWER on the delivery date, which is an evidence of the settlement of the due interests installment.

3.2.3.	CREDITOR is liable for arranging and bears the ore transportation expenses from BORROWER’s place of business to be confirmed thereby to CREDITOR.

3.2.4.	The amount of any interest payments in REAIS shall be deposited in CREDITOR’s bank account to be indicated according to Section 4.3 hereunder.

4.	Amortization and Term

4.1.
The total LOAN amount shall be paid to CREDITOR in only one installment within  ten (10) years from the disbursement date of the first LOAN installment by CREDITOR to BORROWER (hereinafter simply referred to as “Maturity Date”).  If all conditions provided for herein are fulfilled, CREDITOR on its own discretion should release BORROWER from paying the interests related to the last year of the Agreement, therefore BORROWER with the incomes from ORE PROPERTIES should be allowed to accrue the necessary amounts to pay the principal LOAN amount, as provided for in Section 4.1.

4.2.	Upon CREDITOR exclusive discretion and the express written approval, the MATURITY DATE mentioned herein should be extended for additional one (1) year period.

4.3.
The payment of the principal by BORROWER shall be made in REAIS, within forty-eight (48) hours from Maturity Date, without any offset and shall be deposited in CREDITOR’s bank account to be informed thereby to BORROWER.

4.4.	All payments made by BORROWER whether principal or interest shall be made according to Brazilian tax laws.

5.	Guarantees

5.1.
In order to guarantee the payment of any obligation arising herein as debit principal and interests, BORROWER undertakes to establish the follow guarantees on CREDITOR’s behalf and prior to the DISBURSEMENT DATE:

5.1.1.
First priority guarantee on the ore deposited in the waste tank of ORE PROPERTIES identified by the following geographic coordinates 15º41’30,51” and 56º21’06,84”, located at the sideways of the plant where the ore should be processed, with approximately 350 x 300 m extension, and 28 meter height.

5.1.2.	The first priority guarantee on 20% (twenty percent) the NET PRODUCTION of gold extracted from ORE PROPERTIES, from the DATE OF BEGINNING THE INTERESTS PAYMENT up to MATURITY DATE.

5.2.
All guarantees established herein should follow the provisions under the law to effect formalization, and the Parties undertake to take all measures and sign any document required for formalization prior to the DISBURSEMENT DATE. CREDITOR is released from the respective disbursements if the guarantees are not previously formalized.

5.3.
Any default of BORROWER or if BORROWER is released from the total payment of the LOAN, BORROWER shall grant unconditionally and irrevocably to CREDITOR irreversible and unconditional access to the assets under the guarantee, and shall allow and contribute with CREDITOR to totally satisfy the credit held thereby.

5.4.
Except the burdens established herein on CREDITOR’s behalf, BORROWER represents that the assets mentioned under fifth clause are under peaceful and undisturbed possession free and released from any burdens, including tax

5.5.
Upon the total LOAN payments being made by BORROWER, the guarantees set forth in Section 5.1 shall be automatically released and the guarantees shall be terminated, and CREDITOR undertakes to take all required measures to release BORROWER from said guarantees.

6.	BORROWER Obligations

6.1.	BORROWER undertakes to:

6.1.1.
Maintain the obligation in compliant status before environment and ore regulation bodies (NDPM) during the validity of the Agreement, inform CREDITOR of any non-compliance that might cause the qualified bodies to deem unfulfilled any (i) Brazilian ore regulation or (ii) environmental protection rule that may give rise to an indemnity obligation for any environmental damage.

6.1.2.
Except with CREDITOR’s prior and express consent, the assets owned thereby shall not be disposed, leased, sublet, or transferred under any title which are used to the exploitation of the Ore Properties.

6.1.3.
Except on CREDITOR prior and express consent, (i) third parties obligations should not be guaranteed, (ii) no burdens or encumbrances of any kind shall be placed to assets, and (iii) no credit, financing, loan or advancement shall be granted to any other person.

6.1.4.	Submit monthly, to CREDITOR during the validity of this Agreement, monthly financial statements, and quarterly and annual financial statements duly examined by in accordance with audit standards.

6.1.5.	No additional loan shall be made without CREDITOR’s prior and express authorization.

6.1.6.	No corporate restructuring shall be performed including incorporation, liquidation, merger, split-up, or any other similar corporate action without CREDITOR’s express consent.

6.1.7.
Ensure the general, unlimited and unrestricted access to the MINERAL PROPEPRTIES and operations maintained by BORROWER in the ORE PROPERTIES by CREDITOR’s representative to check the progress, costs and outcomes of the daily ore production of BORROWER, and also grant access to BORROWER’s accountancy including the taxes paid by BORROWER and whatever is required to determine the NET PRODUCTION INCOME.

6.2.
The Parties herein agree that as of the beginning of the second year of LOAN, the Parties shall use their best efforts and work in good faith to reinvest part of the income from this Agreement in ORE PROPERTIES.

7.	Termination Events

7.1.	CREDITOR may terminate, at its own discretion, this Agreement and required the anticipated payment, including accrued interests, as applicable, on the occurrence of any events hereunder:

a)	Any breach of the obligations undertaken by BORROWER herein;

b)
If any governmental license, consent, authorization, permission, or concession is required by BORROWER for the fulfillment of the obligations herein is revoked or withheld or materially modified or is not totally and effectively valid.

c)
If any order is issued by a qualified court or a resolution is addressed to BORROWER requesting BORROWER to appoint a liquidator, trustee or any similar administrator for a substantial part of the BORROWER’s assets, except for a merger or reorganization (other than insolvency), such provisions shall be approved in writing by CREDITOR.

d)	If BORROWER fails to pay or is unable to fulfill thereof, or admits to being unable to pay the debts on maturity date, or is bankrupt or insolvent, or takes part in any creditors’ composition.

e)
If BORROWER terminates or threatens to terminate the business development or a substantial part of the ore business involving ORE PROPERTIES, or BORROWER’s assets were subject to seizure or appropriation, or

f)	If any reproduction, guarantee or statement by BORROWER herein, or in writing hereof is not complied with or proves to be false on the date it was produced or repeated.

7.2.
BORROWER may, in its  own discretion, terminate this Agreement, if BORROWER does not breach the obligations herein, and CREDITOR fails to perform the disbursements related to the LOAN installments within the terms set forth in Sections 2.3 and 2.4, subject to the penalty in Section 2.4.2 in any disbursement in Section 2.4.

7.3
In any such event justifying the termination of this Agreement as provided for under Paragraph 7, the defaulting Party shall have thirty (30) days term from the date of being properly notified by the other Party, pursuant the Paragraph 11, to cure such default.  If the curing period has elapsed and the defaulting Party has not cured the default, then upon notifying the other Party at the non-defaulitng Party’s discretion, this Agreement shall be automatically terminated under the provisions of this Paragraph 7.

8.	Default

8.1.
Notwithstanding the provisions under Paragraphs 6, 7 and 8, if BORROWER fails to fulfill any obligation hereof, including those related to the interest and principal payments, it shall be subject to the execution of the guarantees set forth under the provisions of Paragraph 5.

9.	Commitment

9.1.
At the end of the second year of the Agreement term, if BORROWER has (i) fulfilled all of the obligations herein, and (ii) the accounts and financial statements were audited and comply with generally accepted accounting principles of the United States of America (USGAAP), and CREDITOR with BORROWER’s support, has concluded that the audit satisfies the requirements of the U.S. Securities and Exchange Commission (“SEC”), CREDITOR undertakes to cancel the LOAN and convert into 20% share of net income all ore activities performed in ORE PROPERTIES, from the ore extraction, and waste processing and to contribute the equipment and machinery belonging to CREDITOR are  already leased to BORROWER.  If the Parties fail to complete the audit in time to allow CREDITOR to cancel the LOAN and contribute with equipment and machinery, the Parties herein agree to extend the term under this Paragraph until the conclusion of the qualified audit.

9.2.
Timely, the Parties should evaluate in good faith the most efficient form and structure for both Parties to be adopted to the feasibility of the goal provided for in Section 9.1.  Generally, the Parties agree to organize a new company pursuant the laws of Brazil, and perform the following contributions to the new company:

a)
BORROWER shall contribute/ transfer to the new company, all the ore activities in ORE PROPERTIES, waste processing equipment and machinery to exploit, process, package, research and develop, the ORE PROPERTIES, exempted from any burdens prior to the formation of the Company , and CREDITOR is entitled to twenty percent (20%) of the net income of all ore activities performed on ORE PROPERTIES, from ore extraction, waste processing and all exploitation equipment.

b)
CREDITOR shall cancel an amount of debt arising from the LOAN, and shall contribute equipment and machinery under the lease agreement, for ore processing, which title shall be owned by the new company.

10.	No waiver

10.1.
Lack of the performance and/or delay in performing any right, power or privilege by any Party is not deemed a waiver, nor should preclude the exercise of any right, or part thereof, power or privilege.  The rights and remedies contained herein are cumulative and does not exclude any right or remedy under the law.

11.	Notices

11.1.
For the purposes of this Agreement, any notice, authorization, or requirement shall be in writing, and shall be deemed as performed, when delivered personally, or 2 (two) days after transmitted by fax (with transmission evidence) or three (3) days after sending the letter by international courier service to the address informed hereunder:

If addressed to CREDITOR:	Address: Av. Presidente Wilson, 231 - 21º andar
20030-021 - Rio de Janeiro RJ - BRAZIL
Attn.: Alexandre Bittencourt Calmon
Veirano Advogados

If addressed to BORROWER:	Address: Av. Rubens de Mendonça, 2254,
Ed. American Business Center, sala 604,
Jardim Aclimação, Cuiabá – MT – CEP 78050-000
Attn.: Raquel Cristina Rockenbach Bleich

11.2.	The notices addresses should be changed, which changes shall be effective only when the other Party has been notified on such change as provided for in this Clause.

12.	Assignment

12.1.	The Parties herein should not transfer or assign any obligation or assign any right hereof except if approved in writing by the other Party.

13.	Applicable Laws and Venue

13.1.	The Parties herein elect the Courts of Cuiabá, State of Mato Grosso, to solve any conflicts and controversies arising hereof excluding any other the most privileged it might be.

In witness whereof the parties sign this agreement in 03 (three) counterparts of the same text and form in the presence of two witnesses.

Cuiabá (MT), April 04, 2011.

MINERAL – PARCEIROS EM MINERAÇÃO LTDA
Name: MICHAEL CAMPBELL
Title: Attorney-in-fact

REGINALDO LUIZ DE ALMEIDA FERREIRA – ME
Name: REGINALDO LUIZ DE ALMEIDA FERREIRA
Title: Owner

Witnesses:

1. _________________________	2. __________________________
Name:	Name:
Identity card:	Identity card:
CPF/MF[Individual Taxpayer’s Roll]:	CPF/MF: